UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2004

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 9.             Regulation FD Disclosure

Effective March 24, 2004, Walter Industries, Inc. (the “Company”) entered into the Third Amendment of its Credit Agreement dated April 17, 2003 by and among the Company, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, SunTrust Bank, as Syndication Agent and L/C Issuer, BNP Paribas and Credit Lyonnais, as Co-Documentation Agents and the Lenders thereto.

The Third Amendment modifies the Credit Agreement as follows:  (a) changing the definition of Consolidated EBITDA to deduct any cash expenditure made on or after July 1, 2004 in connection with certain post employment benefits to the extent such expenditures are not deducted in computing Consolidated Net Income; (b) modifying the requirement that the Consolidated Leverage Ratio be less than or equal to 2.75 to 1.00 as of the Four-Quarter Period ending June 30, 2004 in the event there have been no CMO Financing Cash Proceeds, by allowing it to be less than or equal to 3.30 to 1.00; and (c) deleting the requirement that the Consolidated Fixed Charge Coverage Ratio be tested as of the end of the Four-Quarter Period ending June 30, 2004 in the event there have been no CMO Financing Cash Proceeds during the Four-Quarter Period ending June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Charles E. Cauthen
	Title:	Charles E. Cauthen
Sr. Vice President and Controller

Date: March 30, 2004